UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 3, 2016

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On June 6, 2016, Spirit Realty Capital, Inc. (the “Company” or “Spirit”) announced the appointment of Boyd Messmann as Executive Vice President, Chief Acquisitions Officer effective June 20, 2016 (the "Effective Date"), as well as the entry into an employment agreement, dated June 3, 2016 (the “Employment Agreement”), with Mr. Messmann on the terms summarized below.

Mr. Messmann will succeed Gregg Seibert, who has been serving as Spirit’s Executive Vice President, Chief Investment Officer since 2013 and has been with Spirit since September 2003. Mr. Seibert’s last day with the Company is expected to be June 10, 2016.

Mr. Messmann, age 49, has over 25 years of experience in the real estate industry and since February of 2010 served as Senior Vice President, Acquisitions at VEREIT, Inc., a publicly-traded real estate investment trust that manages a diversified portfolio of retail, restaurant, office and industrial real estate assets subject to long-term, net leases with high credit quality tenants. In this role, Mr. Messmann was responsible for the origination and closing of long term net lease acquisitions. Mr. Messmann received his Bachelor of Science degree in Finance and Accounting from Indiana University and his Master of Business Administration degree in Finance and Management from the University of Kentucky.

There were no arrangements or understandings between Mr. Messmann and any other persons pursuant to which Mr. Messmann received his appointment. Mr. Messmann does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

Mr. Messmann's Employment Agreement provides for an initial term of three years from the Effective Date with automatic one-year renewal periods absent prior written notice of non-renewal by either party.

During the employment term, Mr. Messmann will receive a base salary at an annual rate of not less than $350,000 (“Base Salary”). Mr. Messmann is eligible to receive an annual discretionary incentive payment under the Company’s annual bonus plan as may be in effect from time to time, based on a target bonus opportunity equal to 125% of his Base Salary and a maximum bonus opportunity of 200% of Base Salary, upon the attainment of one or more pre-established performance goals established by the Company's Board of Directors in its sole discretion. It is expected that the performance criteria will be based on both financial and non-financial goals established during the Company's annual budgeting process, subject to adjustment.

Mr. Messmann shall be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company. It is expected that the target value of Mr. Messmann’s annual long-term incentive awards will be 200% of his Base Salary. In addition, within 30 days following the Effective Date, Spirit will grant to Mr. Messmann a restricted stock award with a value equal to $250,000 (the “Restricted Stock Award”). Subject to Mr. Messmann’s continued employment with the Company through each applicable vesting date, 1/3rd of the Restricted Stock Award shall vest on each of the first, second and third anniversaries of the grant date of the Restricted Stock Award. Mr. Messmann shall receive a one-time cash sign-on bonus of $200,000, payable on the first payroll cycle after the effective date of employment.

During Mr. Messmann's employment term, he will be entitled to certain employee benefits of the Company including but not limited to, any employee benefit plan that the Company has adopted or may adopt, five weeks of paid vacation per calendar year and reimbursement of business and travel expenses pursuant to the Company's expense reimbursement policy.

If Mr. Messmann’s employment is terminated during the term of the Employment Agreement (i) by the Company without “Cause,” (ii) by Mr. Messmann for “Good Reason” (each, as defined in Employment Agreement) or (iii) by reason of the Company’s failure to extend the term of the Employment Agreement at the end of the initial term or at the one-

year extension period(s) thereafter, then in addition to any accrued amounts owed Mr. Messmann would be entitled to receive (a) a lump sum payment totaling one and a half (1.5) times Mr. Messmann’s Base Salary then in effect, (b) an amount equal to his prior year cash bonus, and (c) in the case of (i) or (ii), an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs (as well as his prior year’s annual bonus if not yet paid in the year of termination). In the event that the Mr. Messmann is terminated by reason of his death or disability, he will be entitled to receive, in addition to payment of accrued compensation and benefits through the date of termination, an amount equal to the pro-rata portion of his annual bonus for the year in which the termination occurs (as well as his prior year’s annual bonus if not yet paid in the year of termination). In addition, in no event shall Mr. Messmann be paid less than 12 months’ worth of Base Salary prior to the termination of his employment, in addition to any other amounts or benefits to which Mr. Messmann is entitled in connection with the termination of his employment.

Mr. Messmann's Employment Agreement includes 12 month restrictive covenants regarding noncompetition and nonsolicitation following its termination as well as confidentiality and nondisparagement obligations.

The foregoing description of the terms of Mr. Messmann's Employment Agreement is a summary which does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1.

Indemnification Agreement

On the Effective Date, the Company intends to enter into an Indemnification Agreement with Mr. Messmann in the form filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated July 17, 2013, the terms of which are incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 6, 2016, the Company issued a press release announcing the appointment of Boyd Messmann as Executive Vice President and Chief Acquisitions Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated June 3, 2016, between Boyd Messmann and Spirit Realty Capital, Inc.
99.1	Press release, dated June 6, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Date: June 6, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated June 3, 2016, between Boyd Messmann and Spirit Realty Capital, Inc.
99.1	Press release, dated June 6, 2016.